UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  January 10, 2008 (January 7, 2008)

SONGZAI INTERNATIONAL HOLDING GROUP, INC.

(Exact name of registrant as specified in Charter)

Nevada	333-66994	43-1932733
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

20337 Rimview Place

Walnut, California 91789

(Address of Principal Executive Offices)

(909) 468-2840

(Issuer Telephone number)

N/A

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03             Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 7, 2007, Songzai International Holding Group, Inc. (the “Company”) amended its Articles of Incorporation to effect a 10-to-1 reverse stock split and a proportional decrease of its authorized number of shares of common stock (the “Amendment”) by filing a Certificate of Change pursuant to Nevada Revised Statutes Section 78.209 with the Secretary of State of Nevada. A copy of the Certificate of Change is included as Exhibit 3.1 to this Current Report on Form 8-K. The Amendment had been previously authorized by the Company’s Board of Directors on December 21, 2007.

Pursuant to the Amendment, each ten shares of the Company’s common stock, par value $0.001 per share, of the Company issued and outstanding immediately prior to the record date of January 7, 2008 was automatically reclassified as and converted into one share of common stock, par value $0.001 per share, of the Company. No fractional shares were issued. Further, the total number of authorized shares of common stock of the Company was decreased from 1,000,000,000 to 100,000,000 shares.

Item 9.01 Financial Statements and Exhibits

Exhibit Number	Description

3.1	Certificate of Change Pursuant to NRS 78.209 as filed with the Secretary of State of Nevada, effective January 7, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Songzai International Holding Group, Inc.
Date: January 10, 2008	(Registrant)

/s/ Hongjun Li
Hongjun Li President